SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-K



CURRENT REPORT



Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


_________________________________________________________________
____

Date of Report (Date of earliest event reported) June 11, 1996

                                      First South Africa Corp.,
Ltd.
(Exact name of registrant as specified in its charter)


              Bermuda
0-27494                               N/A
     (State or other jurisdiction       (Commission         (IRS
Employer
     or incorporation)             File Number)
Identification No.)


                         Clarendon House, Church Street, Hamilton
HM CX, Bermuda
     (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (809) 295-1422

                                                       Not
Applicable
                         (Former name or former address, if
changed since last report)







Item 2.   Acquisition or Disposition of Assets.

          On June 3, 1996 First South Africa Corp., Ltd., through
its wholly owned         subsidiary corporation, First South
African Holdings (Pty) Ltd., acquired all of           the
outstanding stock and assets of Piemans Pantry Proprietary Ltd.,
and Surfs-          Up Proprietary Ltd. ( collectively referred
to as Piemans Pantry) from John       Welch, Heinz Andres and
Michael Morgan.  Piemans Pantry is engaged in the
business of manufacturing, processing and distributing  fine
quality meat,       vegetarian and fruit pies for sale to the
South African market.   First South Africa        Corp., Ltd.,
intends to continue to operate the existing business of Piemans
Pantry.

          The consideration for all of the stock and assets of
Piemans Pantry was 40         million South African Rand (
approximately $9.2 million).  This price was           calculated
based on a multiple of Piemans Pantrys audited net earnings
for       fiscal year ended February 28, 1996.  Such payment will
be made as follows:

               1.   On closing an amount equal to 18,345,000
million South African              Rand (approximately
$4,215,000) in cash.  An additional 331,579 First           South
African Holdings, Class B shares. Such shares are valued at $1,657,895 at a price of $5.00 a share.

               2.   A second payment will be made based on the
results for the year               ended February 28, 1997.  The
amount payable will be 4 (four) times the              pre-tax
profits for the year ended February 28, 1997 multiplied by a factor of 20% (the second installment). The second installment
will be             payable 62.5% in cash and 37.5% in First
South African Holdings Class            B Shares.  The price of
the First South African Holdings shares, for the purpose of the second installment, will be as follows:

                    2.1  If profits before taxation for the year
ended February 28,                 1997 are in excess of 10
million South African Rand then the                    First
South African Holdings shares will be allotted at the lower of the Rand Share Price per share and a price
equal to the February                   28,1996 exchange rate
multiplied by the closing price of the                 shares of
Common Stock of First South Africa Corp., Ltd, a
Bermuda registered company quoted on NASDAQ, on February    28,
1997.

                    2.2  If profits before taxation for the year
ended February 28,                 1997 are less than 10 million
South African Rand, then the                 shares will be
allotted at a price equal to the greater of the Rand        Share
Price per First South African Holdings shares and a price   equal
to the exchange rate on February 28, 1997 multiplied by


                    the closing price of First South Africa
Corp., Ltd., shares of                  Common Stock on February
28, 1997.  The exchange rate used                 for purposes of
calculating the rand value of the First South
African Holdings shares will be the average between the buy and sell exchange rates at the close of trading of the South
African                  Rand to the United States Dollar
exchange rate as quoted by the                    Standard Bank
of South Africa (the exchange rate).  The second
                    installment will be paid on or before May 31, 1997.

               3.   A third payment will be made based on the
results for the year               ended February 28, 1998.  The
amount payable will be 4 (four) times the              pre-tax
profits for the year ended February 28, 1998 multiplied by a factor of 20% (the third installment). The third installment
will be             payable 62.5% in cash and 37.5% in First
South African Holdings shares.               The price of the
First South African Holdings Class B shares, for the purpose of the third installment, will be as follows:

                    3.1  If profits before taxation increase by
at least 20% over the                   profit before taxation
for  the year ended February 28, 1997 then                  the
First South African Holdings shares will be allotted at the lower of the Rand Share Price per share and a price equal to the February 1996 exchange rate multiplied by the closing price of the shares of Common Stock of First South Africa Corp., Ltd.,
on                  February 28, 1998.

                    3.2  If profits before taxation shows growth
of less than 10% ,                 then the First South African
Holdings shares will be allotted at a                  price
equal to the greater of the Rand Share Price per First South African Holdings shares and a price equal to the exchange rate on
                    February 28, 1998 mmultipliedby the closing
price of First South                    Africa Corp., Ltd.,
shares of Common Stock on February 28,                 1998. The
third installment will be settled on or before May 31,      1998.

          First South Africa Corp., Ltd., paid the initial cash
component through a           combination of its own cash
resources and local South African bank borrowings through NedCor.




Item 7.   Financial Statement and Exhibits.

          (a)  Financial Statements of Businesses Acquired.
Pursuant to Instruction (b)        (2) of Item 7, Form K,  the
registrant shall file the required financial statements     of
Piemans Pantry (Pty) Limited within sixty days after June 15,
1996.

               (b)  Pro Forma Financial Information.  Pursuant to
Instruction ( b) (2) of Item       7, Form K,  the registrant
shall file the required financial statements of Piemans
Pantry (Pty) Limited within sixty days after June 15, 1996.


          (c) Exhibits. The following exhibits are attached hereto:

                         1.  Sale of Shares Agreement dated March
11, 1996 among John Welch,              Heinz Andres and Michael
Morgan, (collectively the sellers) and First              South
African Holdings (Pty) Ltd., a South African Corporation and
First               South Africa Corp., Ltd., a Bermuda
Corporation (collectively the                buyers).

               2.  Form of Escrow Agreement among the American
Stock Transfer and            Trust Company, a New York
Corporation and the sellers and the buyers.




























SIGNATURES


     Pursuant to the requirements of the securities exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FIRST SOUTH AFRICA CORP., LTD.


                                   By:   /s/ Clive Kabatznik
                                             President


DATED: June 11, 1996